Birner Dental Management Services, Inc. Announces Earnings For Fourth Quarter And Year Ended 2014

DENVER, March 30, 2015 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and year ended December 31, 2014. For the year ended December 31, 2014, revenue increased $1.0 million, or 1.6%, to $65.1 million. The Company's earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation, severance compensation expense and office consolidation expense ("Adjusted EBITDA") decreased $184,000, or 4.4%, to $4.0 million for the year ended December 31, 2014. Net income/(loss) for the year ended December 31, 2014 decreased $1.0 million to $(924,000) compared to $89,000 for the year ended December 31, 2013. Earnings/(loss) per share decreased to $(0.50) for the year ended December 31, 2014 compared to $0.05 for the year ended December 31, 2013.

For the quarter ended December 31, 2014, revenue increased $338,000, or 2.3%, to $15.3 million. The Company's Adjusted EBITDA increased $67,000, or 10.5%, to $699,000 for the quarter ended December 31, 2014. Net loss for the quarter ended December 31, 2014 increased $178,000 to $(511,000) compared to $(333,000) for the same period of 2013. Net loss per share increased to $(0.27) for the quarter ended December 31, 2014 compared to $(0.18) for the quarter ended December 31, 2013.

Fred Birner, Chief Executive Officer of the Company, stated, "In the fourth quarter of 2014, we started to see the positive effects of expense reductions made earlier in the year in our Adjusted EBITDA."

The decrease in net income in 2014 is primarily attributable to substantial investments by the Company in capital projects resulting in increased depreciation expense, in personnel and their training and one-time charges of approximately $339,000 in severance compensation expense and $81,000 in office consolidation expense. During the year and quarter ended December 31, 2013, the Company's net income benefited from a change in fair value of contingent liabilities of $196,000 related to two Offices that were acquired during the fourth quarter of 2009.

Since the beginning of the fourth quarter of 2012, the Company has opened six de novo offices: in Tucson, Arizona and in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; in Fort Collins, Colorado in May 2014; and in Scottsdale, Arizona in October 2014. The Company has leased space for two additional de novo offices: in Albuquerque, New Mexico and Commerce City, Colorado, which are anticipated to open in 2015. The Company is also evaluating and negotiating leases for additional sites throughout its markets.

During 2014, the Company completed remodels and/or relocations of three of its offices and converted six additional offices to digital radiography. During 2014, the Company had capital expenditures of approximately $4.7 million, paid approximately $1.6 million in dividends to its shareholders and increased total bank debt outstanding by approximately $1.7 million.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 67 dental offices, of which 36 were acquired and 31 were de novo developments. The Company currently has 113 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2014 on Monday, March 30, 2015 at 9:00 a.m. MDT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-572-7025 and refer to Confirmation Code 9739963 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on March 30, 2015, the rebroadcast number is 1-888-203-1112 with the pass code of 9739963. This rebroadcast will be available through April 12, 2015.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income/(loss).

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarters Ended				Years Ended
	December 31,				December 31,
	2013		2014		2013		2014

REVENUE:
Dental practice revenue	$ 13,630,865		$ 14,056,483		$ 58,461,286		$ 59,924,198
Capitation revenue	1,373,344		1,285,352		5,644,588		5,201,402
	15,004,209		15,341,835		64,105,874		65,125,600

DIRECT EXPENSES:
Clinical salaries and benefits	9,112,144		9,169,973		38,171,494		38,641,198
Dental supplies	659,942		747,839		2,799,518		2,977,962
Laboratory fees	774,580		804,938		3,108,544		3,298,723
Occupancy	1,412,362		1,470,449		5,822,508		5,900,176
Advertising and marketing	223,281		286,892		1,082,034		965,202
Depreciation and amortization	934,918		1,131,839		3,448,707		4,229,253
General and administrative	1,212,498		1,312,073		4,774,597		5,441,126
	14,329,725		14,924,003		59,207,402		61,453,640

Contribution from dental offices	674,484		417,832		4,898,472		3,671,960

CORPORATE EXPENSES:
General and administrative	1,091,928	(1)	982,591	(1)	4,604,320	(2)	4,659,610	(2)
Depreciation and amortization	54,664		55,592		200,431		223,019

OPERATING INCOME (LOSS)	(472,108)		(620,351)		93,721		(1,210,669)

OTHER INCOME (EXPENSE):
Change in fair value of contingent liabilities	-		-		196,000		-
Gain from early extinguishment of debt	22,059		-		22,059		-
Interest (expense), net	(30,339)		(29,679)		(100,647)		(115,750)

INCOME/(LOSS) BEFORE INCOME TAXES	(480,388)		(650,030)		211,133		(1,326,419)
Income tax expense/(benefit)	(147,732)		(138,994)		121,960		(402,785)

NET INCOME/(LOSS)	$ (332,656)		$ (511,036)		$ 89,173		$ (923,634)

Net income (loss) per share of Common Stock - Basic	$ (0.18)		$ (0.27)		$ 0.05		$ (0.50)

Net income (loss) per share of Common Stock - Diluted	$ (0.18)		$ (0.27)		$ 0.05		$ (0.50)

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.88		$ 0.88

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,852,364		1,859,893		1,850,257		1,858,650

Diluted	1,870,935		1,859,893		1,861,088		1,858,650

(1)

Corporate expense - general and administrative includes $115,155 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2013 and $132,080 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2014.

(2)

Corporate expense - general and administrative includes $467,028 of stock-based compensation expense pursuant to ASC Topic 718 for the year ended December 31, 2013 and $364,880 of stock-based compensation expense pursuant to ASC Topic 718 and $338,861 of severance compensation expense for the year ended December 31, 2014.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2013	2014

CURRENT ASSETS:
Cash and cash equivalents	$ 469,827	$ 310,229
Accounts receivable, net of allowance for doubtful
accounts of approximately $420,000 and $420,000, respectively	3,250,319	3,185,136
Notes receivable	34,195	34,195
Deferred tax asset	272,523	614,944
Income tax receivable	176,935	-
Prepaid expenses and other assets	455,158	520,187

Total current assets	4,658,957	4,664,691

PROPERTY AND EQUIPMENT, net	10,126,399	11,258,025

OTHER NONCURRENT ASSETS:
Intangible assets, net	9,292,868	8,410,535
Deferred charges and other assets	165,661	160,853
Notes receivable	109,501	82,929

Total assets	$ 24,353,386	$ 24,577,033

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,548,240	$ 2,912,162
Accrued expenses	1,641,509	1,557,811
Accrued payroll and related expenses	2,192,495	2,511,953
Income taxes payable	-	6,638

Total current liabilities	6,382,244	6,988,564

LONG-TERM LIABILITIES:
Deferred tax liability, net	3,030,205	2,951,321
Long-term debt	8,091,790	9,833,453
Other long-term obligations	965,959	1,046,633

Total liabilities	18,470,198	20,819,971

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 1,852,565 and 1,859,689 shares issued and
outstanding, respectively	779,758	1,214,056
Retained earnings	5,103,430	2,543,006

Total shareholders' equity	5,883,188	3,757,062

Total liabilities and shareholders' equity	$ 24,353,386	$ 24,577,033

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income/(loss) can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, income tax expense/(benefit), severance compensation expense and office consolidation expense to net income/(loss) and subtracting change in fair value of contingent liabilities and gain from early extinguishment of debt as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2013	2014	2013	2014
RECONCILIATION OF ADJUSTED EBITDA:
Net income/(loss)	($332,656)	($511,036)	$89,173	($923,634)
Add back:
Depreciation and amortization - Offices	934,918	1,131,839	3,448,707	4,229,253
Depreciation and amortization - Corporate	54,664	55,592	200,431	223,019
Stock-based compensation expense	115,155	132,080	467,028	364,880
Interest expense, net	30,339	29,678	100,647	115,750
Income tax expense/(benefit)	(147,732)	(138,994)	121,960	(402,785)
Severance compensation expense	-	-	-	338,861
Office consolidation expense	-	-	-	80,560
Less:
Change in fair value of contingent liabilities	-	-	(196,000)	-
Gain from early extinguishment of debt	(22,059)	-	(22,059)	-

Adjusted EBITDA	$632,629	$699,159	$4,209,887	$4,025,904